UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

VALLEY HIGH MINING COMANY

(Exact name of registrant as specified in its charter)

Nevada	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 NW Newberry Hill Road, Suite 202

Silverdale, WA 98383

(Address of principal executive offices) (Zip Code)

(360) 536-4500

Registrant’s telephone number, including area code:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President

On January 15, 2015, Mr. William M. Wright resigned as President of the Company. Mr. Wright shall remain as Chief Financial Officer and a member of the board of directors (the “Board”) of the Company.

Appointment of Chief Executive Officer and Director

On January 15, 2015, the Board approved the appointment of Mr. Peter Bianchi as the Company’s President and as a member of the Board.

Peter Bianchi, age 47

Peter Bianchi, age 47, has over 20 years of senior management and finance experience. He spent the past 12 years as founder and Chief Executive Officer of Innovative Beverage Group Holdings, Inc., a publicly-traded beverage manufacturing company. Mr. Bianchi served on the board of Innovative Beverage Group Holdings, Inc. from 2007 to 2014. In addition, Mr. Bianchi was a director of Alternative Energy & Environmental Solutions, Inc. / Unique Growing Solutions from August 2014 through October 2014.

The Board believes that Mr. Bianchi’s extensive experience in management, finance, product development, branding, advertising and trademarks will be a great value to the Company.

Family Relationships

Mr. Bianchi does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangement

There is currently no formal compensatory arrangement between the Company and Mr. Bianchi, however, Mr. Bianchi will be compensated at rate of $10,000 per month.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter of William M. Wright, dated January 15, 2015*

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY HIGH MINIG COMPANY

Date: January 20, 2015	By:	/s/ Richard Johnson
Name: Richard Johnson
Title: Chief Executive Officer

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